UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

FONIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9350 S 150 E, Suite 700, Sandy, UT		84070
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 553-6600

N/A
(Former name or former address, if changed since last report.)

Item 2.

Acquisition or Disposition of Assets

On March 5, 2004, Fonix Corporation filed a current report on form 8-K, regarding the closing of the acquisition of all of the capital stock of LTEL Holdings Corporation.  This amended current report is filed to provide the financial information required by form 8-K.

Item 7.

Financial Statements and Exhibits

(a)

Pro Forma Financial Information

o

Fonix Corporation, Unaudited Pro Forma Condensed Consolidated Financial Information, as of December 31, 2003 and for the Year Ended December 31, 2003.

(b)

Financial Statements of Business Acquired

o

Consolidated Balance Sheet of LTEL Holdings Corporation and Subsidiaries as of December 31, 2003 and 2002 and the Related Consolidated Statements of Operations, Accumulated Deficit, and Cash Flows for the Year Ended December 31, 2003 and for the Period from December 6, 2002 through December 31, 2002. Combined Statements of Operations, Accumulated Deficit, and Cash Flows of LecStar Telecom, Inc. and LecStar DataNet, Inc. for the Period from January 1, 2002 through December 5, 2002.

o

Combined Balance Sheet of LecStar Telecom, Inc. and LecStar DataNet, Inc. as of December 31, 2001 and the Related Combined Statements of Operations, Stockholders' Deficit and Cash Flows for the Years Ended December 31, 2001 and 2000.

(c)

 Exhibits

Exhibit Number	Description
99.1	Fonix Corporation, Unaudited Pro Forma Condensed Consolidated Financial Information, as of December 31, 2003 and for the Year ended December 31, 2003.
99.2

Consolidated Balance Sheet of LTEL Holdings Corporation and Subsidiaries as of December 31, 2003 and 2002 and the Related Consolidated Statements of Operations, Accumulated Deficit, and Cash Flows for the Year Ended December 31, 2003 and for the Period from December 6, 2002 through December 31, 2002. Combined Statements of Operations, Accumulated Deficit, and Cash Flows of LecStar Telecom, Inc. and LecStar DataNet, Inc. for the Period from January 1, 2002 through December 5, 2002.

99.3

Combined Balance Sheet of LecStar Telecom, Inc. and LecStar DataNet, Inc.  as of December 31, 2001 and the Related Combined Statements of Operations, Stockholders' Deficit and Cash Flows for the Years Ended December 31, 2001 and 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION

(Registrant)

Date:  April 13, 2004

By:

/s/ Thomas A. Murdock

       ----------------------------------------------------------

Thomas A. Murdock

President and CEO

By:

/s/ Roger D. Dudley

        ----------------------------------------------------------

Roger D. Dudley

Executive Vice President and Chief Financial Officer

(Principal Accounting Officer)